Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of LNB Bancorp, Inc. of our report dated March 23, 2007, relating to our audit of the consolidated financial statements of Morgan Bancorp, Inc., as of and for the year ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.
/s/ S.R. Snodgrass, A.C.
Wexford, PA
April 12, 2007